Exhibit 10.2

Name: Number of Shares of Stock subject to the Stock Option: Exercise Price Per Share: Date of Grant: Vesting Commencement Date:	[] [] $[] [] []

LogicBio Therapeutics, Inc.

Inducement Award Agreement

This agreement (this “Agreement”) evidences an inducement award granted by LogicBio Therapeutics, Inc. (the “Company”) to the individual named above (the “Participant”), consisting of an option to purchase shares of Stock.  Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the LogicBio Therapeutics, Inc. 2018 Equity Incentive Plan (as from time to time amended and in effect, the “Plan”).

1.Grant of Stock Option.  The Company grants to the Participant on the date set forth above (the “Date of Grant”) an option (the “Stock Option”) to purchase up to the number of shares of Stock set forth above (the “Shares”), with an exercise price per Share as set forth above, in each case subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.  The option is to be granted to the Participant in connection with the Participant entering into employment with the Company as an inducement material to the Participant’s entering into employment with the Company within the meaning of Nasdaq Listing Rule 5635(c)(4).

The Stock Option evidenced by this Agreement is a non-statutory option (that is, an option that is not intended to qualify as an ISO) and is granted to the Participant in connection with the Participant’s Employment.

2.Relationship to and Incorporation of the Plan.  The Stock Option shall be subject to and governed by, and shall be construed and administered in accordance with, the terms and conditions of the Plan, as amended from time to time, which terms and conditions are incorporated herein by reference. A copy of the Plan has been made available to the Participant. Notwithstanding the foregoing, the Stock Option is not awarded under the Plan and the grant of the Stock Option and issuance of any Shares pursuant to the exercise of the Stock Option shall not reduce the number of shares of Stock available for issuance under awards issued pursuant to the Plan. By accepting the Stock Option, the Participant agrees to be bound by the terms and conditions set forth in this Agreement.

3.Vesting.  The term “vest” as used herein with respect to the Stock Option (or any portion thereof) means to become exercisable and the term “vested” with respect to the Stock Option (or any portion) means that the Stock Option (or portion) is then exercisable.  Unless earlier terminated, forfeited, relinquished or expired, the Stock Option will vest [].

4.Exercise of the Stock Option.  No portion of the Stock Option may be exercised until such portion vests.  Each election to exercise any vested portion of the Stock Option will be subject to the terms and conditions of the Plan and must be in written or electronic form acceptable to the Administrator, signed (including by electronic signature) by the Participant or, if at the relevant time the Stock Option has passed to a Beneficiary or permitted transferee, the Beneficiary or permitted transferee.  Each such written or electronic exercise election must be received by the Company at its principal office or by such other party as the Administrator may prescribe and be accompanied by payment in full of the exercise price as provided in the Plan.  The latest date on which the Stock Option or any portion thereof may be exercised is the tenth (10th) anniversary of the Date of Grant (the “Final Exercise Date”) and, if

not exercised by such date, the Stock Option or any remaining portion thereof will thereupon immediately terminate.

5.Cessation of Employment.  If the Participant’s Employment ceases, except as expressly provided for in an employment, severance, separation or other similar agreement between the Participant and the Company that is in effect at the time of such termination, the Stock Option, to the extent not then vested, will be immediately forfeited for no consideration, and any vested portion of the Stock Option that is then outstanding will remain exercisable for the period described in Section 6(a)(4) of the Plan.

6.Restrictions on Transfer.  The Stock Option may not be transferred except as expressly permitted under Section 6(a)(3) of the Plan.

7.Forfeiture; Recovery of Compensation.  By accepting the Stock Option, the Participant expressly acknowledges and agrees that the Participant’s rights, and those of any permitted transferee, with respect to the Stock Option, including the right to any Shares acquired under the Stock Option or proceeds from the disposition thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision).  Nothing in the preceding sentence will be construed as limiting the general application of Section 2 of this Agreement.

8.Withholding.  The Participant expressly acknowledges and agrees that the Participant’s rights hereunder, including the right to be issued Shares upon exercise of the Stock Option, are subject to the Participant promptly paying to the Company in cash or by check (or by such other means as may be acceptable to the Administrator) all taxes required to be withheld, if any.  No Shares will be issued pursuant to the exercise of the Stock Option unless and until the person exercising the Stock Option has remitted to the Company an amount in cash sufficient to satisfy any federal, state, or local withholding tax requirements, or has made other arrangements satisfactory to the Company with respect to such taxes.  The Participant authorizes the Company and its subsidiaries to withhold such amount from any amounts otherwise owed to the Participant, but nothing in this sentence will be construed as relieving the Participant of any liability for satisfying his or her obligation under the preceding provisions of this Section 8.

9.Acknowledgements.  The Participant acknowledges and agrees that (i) this Agreement may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument; (ii) this Agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, will constitute an original signature for all purposes hereunder; and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Participant.

[Signature page follows.]

The Company, by its duly authorized officer, and the Participant have executed this Agreement as of the Date of Grant.

LogicBio Therapeutics, Inc.

By:

Name:

Title:

Agreed and Accepted:

By:

[Participant’s Name]

[Signature Page to Inducement Award Agreement]